UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 27, 2018

U.S. AUTO PARTS NETWORK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33264	68-0623433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16941 Keegan Avenue, Carson, CA 90746

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (310) 735-0085

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Lev Peker as Chief Executive Officer and Director

On November 27, 2018, U.S. Auto Parts Network, Inc. (the “Company”) appointed Lev Peker as the Company’s Chief Executive Officer, effective January 2, 2019 (the “Effective Date”), replacing Aaron Coleman, who is leaving the Company on January 1, 2019.  Mr. Peker was also appointed to serve on the Company’s Board of Directors (the “Board”) as a Class III Director, effective January 2, 2019.

Mr. Peker, 36, previously served as the Chief Marketing Officer of Adorama Camera Inc., a leading online destination for photography, imaging and consumer electronics, from August 2015 to December 2018.  Prior to that time, Mr. Peker served as the Senior Director and General Manager of eCommerce Strategy and Operations of Sears Holding Corporation, a leading integrated retailer providing merchandise and related services, from August 2014 until July 2015. From April 2008 until July 2014, Mr. Peker served in various roles at U.S. Auto Parts including as Vice President and General Manager of Online Marketplaces from June 2013 to July 2014, as Director and General Manager of Online Marketplaces from March 2009 until June 2013, and as Manager of Financial Planning and Analysis from April 2008 until March 2009.  Mr. Peker’s prior experience also includes serving as a Senior Financial Analyst at Smart & Final, Inc., as a Senior Analyst at KPMG, and as a Senior Associate at Pricewaterhousecoopers LLP.  Mr. Peker holds a B.A. degree in Accounting from the University of Southern California and an M.B.A. degree in Marketing and Strategy from University of California, Los Angeles. We believe Mr. Peker’s valuable business and leadership experience, particularly in the e-commerce industry, combined with his intimate knowledge of our financial and operational status gained through his various roles at the Company, qualifies Mr. Peker to serve as a director.

There are no arrangements or understandings between Mr. Peker and any other person pursuant to which he was appointed as the Company’s Chief Executive Officer. There is no family relationship between Mr. Peker and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. The Company has not entered into any transactions with Mr. Peker that would require disclosure pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934.

In connection with Mr. Peker’s appointment as Chief Executive Officer, the Company entered into an employment agreement with Mr. Peker (the “Employment Agreement”).  Pursuant to the terms of the Employment Agreement, Mr. Peker will receive an initial annual base salary of $425,000, subject to annual performance review, and will also receive a lump sum signing bonus of $300,000 payable within thirty days of the Effective Date.  The bonus must be repaid to the Company by Mr. Peker in the event his employment with the Company is terminated for Cause or if he voluntarily resigns from the Company prior to the one year anniversary of the Effective Date.  Mr. Peker will also be eligible to receive an annual target incentive bonus of up to 100% of his annual base salary, depending on the achievement of certain performance goals to be established by the Compensation Committee of the Board.  While Mr. Peker will be employed on an at-will basis, the Employment Agreement provides that in the event of his termination for any reason other than for Cause or other than as a result of his own voluntary resignation without Good Reason, Mr. Peker will be entitled to severance payments equal to one year’s base salary (payable over one year in accordance with the Company’s regular pay practices), plus a pro-rated portion of his annual performance bonus for the year in which he was terminated, and reimbursement for the cost of COBRA coverage for a period of up to twelve months following his termination of employment.

In order to assist with Mr. Peker’s move to Southern California, the Employment Agreement provides that the Company will reimburse Mr. Peker for his real estate sales commissions paid in connection with the sale of his current home and for closing costs for the purchase of a home in California, both up to an aggregate amount of $60,000.  In addition, in the event Mr. Peker is not able to sell his New Jersey residence on a timely basis and has already purchased a home in Southern California, then the Company has agreed to reimburse Mr. Peker for the cost of his actual mortgage payment for his primary New Jersey residence up to $6,666 per month until the earlier of (i) the closing of Mr. Peker’s sale of such New Jersey residence or (ii) June 30, 2019.  Prior to Mr. Peker’s move to Southern California, he shall also be entitled to reimbursement for up to eight (8) weekly round trip coach airfares to Los Angeles from the New York area, provided that Mr. Peker furnishes the Company with receipts and other details of such expenses in the form reasonably required by the Company.

In connection with the Employment Agreement, Mr. Peker will be granted options under the Company’s 2016 Equity Incentive Plan (the “Plan”), to purchase up to an aggregate of 1,000,000 shares of the Company’s common stock, 25% of which will vest on the first anniversary of the grant date, and the remainder of which will vest in equal monthly installments thereafter over three years, subject to Mr. Peker’s continued service to the Company through such dates and the terms of the Employment Agreement. The exercise price for the options shall be equal to the closing sales price of the Company’s common stock as reported by NASDAQ on the date of grant of the options.

The Employment Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the foregoing description of this agreement is qualified in its entirety by reference to the full text of the agreement, which is incorporated herein by reference.

Departure of Aaron Coleman as Chief Executive Officer and Director

As previously disclosed on Form 8-K, Mr. Coleman entered into a separation agreement with the Company on October 5, 2018, pursuant to which Mr. Coleman resigned as Chief Executive Officer and a Class III Director of the Company. Under the terms of the separation agreement, Mr. Coleman’s separation date shall be January 1, 2019. Mr. Coleman’s resignation is not the result of any dispute or disagreement with the Company on any matter relating to the Company’s operations, policies, practices or financial statements, including its controls or other financial related matters.

Item 7.01. Regulation FD Disclosure

On November 28, 2018, the Company issued a press release announcing Mr. Peker’s appointment to Chief Executive Officer of the Company. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to this Item shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Employment Agreement, dated November 27, 2018, by and between the Company and Lev Peker.

99.1	Press Release, dated November 28, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 28, 2018	U.S. AUTO PARTS NETWORK, INC.

	By:	/s/ NEIL WATANABE
	Name:	Neil Watanabe
	Title:	Chief Financial Officer